UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2016 (April 20, 2016)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-34664	43-1918951
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

700 Louisiana Street, Suite 2550

Houston, TX 77002

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not applicable

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On April 20, 2016, Crestwood Pipeline and Storage Northeast LLC (“Crestwood Pipeline”), a Delaware limited liability company and wholly owned subsidiary of Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood Equity”), and Con Edison Gas Pipeline and Storage Northeast, LLC (“CEGPS”), a New York limited liability company and wholly owned subsidiary of Consolidated Edison, Inc., a New York corporation (“Con Ed”), entered into a Contribution Agreement (the “Contribution Agreement”). Subject to and upon the terms and conditions set forth in the Contribution Agreement, Crestwood Pipeline will contribute to Stagecoach Gas Services LLC, a Delaware limited liability company (“Stagecoach”), (i) 100% of the equity interests in Stagecoach Pipeline & Storage Company, LLC, a New York limited liability company (“Stagecoach Pipeline”), Arlington Storage Company, LLC, a Delaware limited liability company, Crestwood Gas Marketing LLC, a Delaware limited liability company (“Crestwood Gas Marketing”), and Crestwood Storage Inc., a Delaware corporation (the “Initial Contributed Entities”), and (ii) 20% of the equity interests in Stagecoach Operating Services LLC, a Delaware limited liability company (“Service Company”). Crestwood Pipeline’s contribution is referred to herein as the “Initial Crestwood Contribution”, and the closing of the Initial Contribution is referred to herein as the “Initial Closing”. At the Initial Closing, CEGPS will contribute to Stagecoach $945 million, subject to certain adjustments contemplated by the Contribution Agreement (the “Initial CEGPS Contribution”), in exchange for a 50% equity interest in Stagecoach. Stagecoach will, subject to certain conditions and adjustments, thereafter distribute to Crestwood Pipeline an amount in cash equal to the Initial CEGPS Contribution.

Following the Initial Closing, subject to the fulfillment of certain conditions set forth in the Contribution Agreement, Crestwood Pipeline will contribute to Stagecoach 100% of the equity interests in Crestwood Pipeline East LLC, a Delaware limited liability company (“Crestwood Pipeline East” and together with the Initial Contributed Entities, the “Contributed Entities”). Crestwood Pipeline’s contribution of the equity interests of Crestwood Pipeline East is referred to herein as the “Second Crestwood Contribution”, the closing of the Second Crestwood Contribution is referred to herein as the “Second Closing”, and the transactions contemplated by the Initial Closing and the Second Closing are referred to herein as the “Transactions”. At the Second Closing, CEGPS will contribute to Stagecoach $30 million, subject to certain adjustments contemplated by the Contribution Agreement (the “Second CEGPS Contribution”). Stagecoach will, subject to certain conditions and adjustments, thereafter distribute to Crestwood Pipeline an amount in cash equal to the Second CEGPS Contribution, subject to certain conditions and adjustments.

The Contribution Agreement includes certain representations, warranties, covenants and indemnification provisions customary for transactions of this nature. The consummation of the Initial Closing is subject to, among other closing conditions, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The consummation of the Second Closing is subject to, among other closing conditions, authorization from the New York Public Service Commission.

The Contribution Agreement can be terminated in certain circumstances, including without limitation (i) by mutual agreement of the parties; (ii) by either party if the Initial Closing is not consummated within 90 days following April 20, 2016, subject to limited extension; and (iii) by either party for certain breaches of the Contribution Agreement that are not cured.

The Contribution Agreement provides that, at the Initial Closing, the parties will amend and restate Stagecoach’s limited liability company agreement (the “Company Agreement”). The Company Agreement contains provisions that govern the rights and obligations of the Stagecoach members, distributions and the members’ respective capital contribution obligations. The Company Agreement provides that each member is entitled to two directors, who vote in accordance with their respective ownership interests. Certain actions to be taken by Stagecoach will require the consent of the board of directors, including without limitation the incurrence of indebtedness; the sale, transfer, lease or disposition of assets or equity interests; approval or amendment of the annual budget; authorization of certain capital contributions; and, removal of the operator. Among other things, the Company Agreement provides that (i) CEGPS will receive a disproportionate share of the cash distributions made by Stagecoach during the first three years following the Initial Closing, and (ii) capital contributions will be required by the Stagecoach members based on their ownership interests. A form of the Company Agreement is attached to the Contribution Agreement as Exhibit A thereto.

In addition, the Contribution Agreement provides that, immediately prior to the Initial Closing, Stagecoach, Crestwood Midstream Operations, LLC, a Delaware limited liability company (“Crestwood Operations”), and Service Company will enter into a Management Agreement (the “Management Agreement”) under which Crestwood Operations will provide the management and operating services required by the Stagecoach facilities. The initial term of the Management Agreement will expire May 31, 2021, and it will automatically be extended for three-year periods unless otherwise terminated pursuant to the terms thereof. Stagecoach and Crestwood Operations have each agreed to indemnification provisions that are customary for this type of agreement. Crestwood Pipeline and Stagecoach will jointly own Service Company following the Initial Closing, and a form of the Management Agreement is attached to the Contribution Agreement as Exhibit B thereto.

The foregoing description of the Contribution Agreement and certain exhibits thereto is summary in nature and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated in this Item 1.01 by reference.

Parent Company Guaranty

Contemporaneously with the execution of the Contribution Agreement, on April 20, 2016, Crestwood Equity delivered to CEGPS, and Con Ed delivered to Crestwood Pipeline, a guaranty, pursuant to which Crestwood Equity and Con Ed agreed to guarantee certain of the respective obligations of Crestwood Pipeline and CEGPS under the Contribution Agreement. Crestwood Equity’s payment obligations are capped at approximately $122.9 million, and Con Ed’s payment obligations are capped at $946 million. Crestwood Equity’s obligations under its guaranty are customary for this type of agreement.

The foregoing description of the Crestwood Equity guaranty is summary in nature and is qualified in its entirety by reference to the Crestwood Equity, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Relationships

Consolidated Edison Company of New York, Inc., a wholly owned subsidiary of Con Ed, is a significant customer of certain subsidiaries of Crestwood Equity.

Amendment to Credit Agreement

On April 20, 2016, Crestwood Midstream Partners LP (“Crestwood Midstream”), a wholly owned subsidiary of Crestwood Equity, entered into an amendment to its amended and restated credit agreement among Crestwood Midstream, as borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Amendment”). The operative changes contemplated by the Amendment will become effective upon the Initial Closing, subject to the satisfaction of certain conditions. Upon such amendments becoming effective, the Amendment will make a number of modifications to the existing loan documents, including but not limited to:

•	modifying certain covenants to facilitate consummation of the Transactions;

•	designating Crestwood Pipeline and its subsidiaries (including Stagecoach) as unrestricted subsidiaries of Crestwood Midstream;

•	modifying the calculation of EBITDA so that pro forma effect is given to the Transactions, with such EBITDA for the last three quarters of 2015 and the first quarter of 2016 set at agreed levels;

•	capping the amount of EBITDA attributable to cash distributions from Crestwood Pipeline to Crestwood Midstream and its restricted subsidiaries at 40% of total EBITDA for a given period (after giving effect to such contribution to EBITDA from cash distributions from Crestwood Pipeline);

•	reducing the letter of credit issuing sublimit of each letter of credit issuing bank from $87.5 million to $62.5 million and permitting up to $10 million of letters of credit to be issued under the revolving credit facility on behalf of Stagecoach and its subsidiaries;

•	requiring that if the aggregate amount of cash and cash equivalents of Crestwood Midstream and its restricted subsidiaries exceeds $75.0 million for more than five consecutive business days, then such excess amounts will be used to prepay outstanding loans and unreimbursed letter of credit distributions under the revolving credit facility, subject to certain exceptions;

•	permitting Crestwood Midstream to use certain proceeds of borrowings under its revolving credit facility to repurchase senior notes issued by Crestwood Midstream, subject to certain conditions; and

•	limiting Crestwood Midstream’s ability to make a distribution or payment with the proceeds of borrowings under the revolving credit facility to facilitate a repurchase of units of Crestwood Equity.

The foregoing description of the Amendment is summary in nature and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

On April 21, 2016, Crestwood Equity and Con Ed jointly announced the execution of the Contribution Agreement and the Transactions, as described in Item 1.01 hereof.

On April 21, 2016, Crestwood Equity separately announced the joint venture contemplated by the Contribution Agreement, as described in Item 1.01 hereof, the distributions declared for Crestwood Equity’s unit holders for the first quarter of 2016, and updated earnings guidance for fiscal 2016.

A copy of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Contribution Agreement, dated as of April 20, 2016, by and between Crestwood Pipeline and Storage Northeast LLC and Con Edison Gas Pipeline and Storage Northeast, LLC.

10.1	Guaranty, dated as of April 20, 2016, made by Crestwood Equity Partners LP in favor of Con Edison Gas Pipeline and Storage Northeast, LLC.

10.2	Amendment dated as of April 20, 2016, among Crestwood Midstream Partners LP, as borrower, certain guarantors and financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release dated April 21, 2016.

99.2	Press Release dated April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner,

Date: April 22, 2016	By:	/s/ Robert T. Halpin
Robert T. Halpin
Senior Vice President and Chief Financial Officer

Exhibit No.	Description

2.1	Contribution Agreement, dated as of April 20, 2016, by and between Crestwood Pipeline and Storage Northeast LLC and Con Edison Gas Pipeline and Storage Northeast, LLC.

10.1	Guaranty, dated as of April 20, 2016, made by Crestwood Equity Partners LP in favor of Con Edison Gas Pipeline and Storage Northeast, LLC.

10.2	Amendment dated as of April 20, 2016, among Crestwood Midstream, as borrower, certain guarantors and financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release dated April 21, 2016.

99.2	Press Release dated April 21, 2016.